SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: March 2, 2007
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY		10165
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code		(212) 986-0886
(Issuer’s telephone number)

Carsunlimited.com, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

(a).

(1)	Effective March 2, 2007, the Registrant amended its articles of incorporation.

(2)
The amendments consist of (a) a change in the name of the Registrant from Carsunlimited, com, Inc. to Versadial, Inc, (b) a reduction in the number of authorized shares of common stock from one billion three hundred million to thirty five million, (c) a reduction in the par value per share of common stock from $.001 to $.0001, and (d) a reduction in the number of authorized shares of preferred stock from one hundred million to two million.

(3)	As part of these amendments, the Registrant also effected a one for forty five reduction in the number of its outstanding shares, which reduction had the effect of a reverse stock split.

The Registrant’s letter to its shareholders as to these amendments is included as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d ) Exhibits

3(i) (1)	Certificate of Amendment to Articles of Incorporation.

3(i) (2)	Certificate of Change to Articles of Incorporation

99.1	Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARSUNLIMITED.COM, INC.

Date: March 2, 2007	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer